                                                                   EXHIBIT 10.14


                            FORM OF LETTER AGREEMENT
                           FOR NON-EMPLOYEE DIRECTORS
                           --------------------------


                            The Aristotle Corporation
                                  27 Elm Street
                          New Haven, Connecticut 06510



     Re: Stock Options

Dear Stock Option Holders:

We are writing to you in your capacity as a holder of an option or options ("Option") to purchase shares of Common Stock, par value $.01 per share, of The Aristotle Corporation (the "Company") granted under the Company's 1997 Employee and Director Stock Option Plan (the "Plan"). As you may already know, the Company has entered into an Agreement and Plan of Merger, dated as of November 27, 2001, with Nasco International, Inc. ("Nasco"), Nasco Holdings, Inc. and Geneve Corporation, whereby Nasco will merge with and into the Company (the "Merger"). Information regarding the Merger and Nasco is set forth in the Proxy Statement - Prospectus prepared by the Company in connection with annual meeting of the Company's stockholders on June 17, 2002, at which stockholders will be asked to approve the Merger. A copy of the Proxy Statement-Prospectus is enclosed for your review.

One of the conditions to the closing of the Merger is that holders of Options agree not to exercise their Options until fifteen months after the closing of the Merger. Therefore, I am writing to ask you to agree that you will not, without the prior written consent of the Company (which consent may be withheld at the Company's sole discretion), exercise any of your Options for a period commencing on the first day after the Merger and continuing until the date fifteen months after the Merger (the "Expiration Date"). In consideration of the foregoing, an additional fifteen months will be added on to the termination date of your option (the "new termination date"). You will then be free to exercise your Options between the Expiration Date and the "new termination date" of your Option.

If your service as a director terminates prior to the "new termination date", in consideration of the foregoing, the exercise period of your option will be extended so that you may exercise your option between the Expiration Date and December 31, 2005, or ninety days after the date on which you cease to be a director, whichever is later.

Please indicate your agreement with the foregoing by signing where indicated below. Your agreement is irrevocable and will be binding on you and your respective successors, heirs, personal representatives, and assigns.

If you have any questions about this letter agreement or the Merger, please feel free to contact me.

                                            Sincerely,

                                            THE ARISTOTLE CORPORATION

                                            /s/: John J. Crawford
                                            ---------------------
                                            By:  John J. Crawford, its
                                            Chief Executive Officer


Dated:                           , 2002
      ---------------------------


---------------------------------------
Printed Name of Holder


By:
   ------------------------------------
   Signature







                                       2